Exhibit 99.2

TRANSOCEAN LTD.

STATUTORY FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

THIS PAGE INTENTIONALLY LEFT BLANK

Ernst & Young AG Maagplatz 1 P.O. Box 8005 Zurich	Phone: +41 58 286 31 11 Fax: +41 58 286 30 04 www.ey.com/ch

To the General Meeting of	Zurich, February 26, 2021
Transocean Ltd., Steinhausen

Report of the statutory auditor on the financial statements

As statutory auditor, we have audited the accompanying financial statements of Transocean Ltd., which comprise the statement of operations, balance sheets and notes, for the year ended December 31, 2020.

Board of Directors’ responsibility

The Board of Directors is responsible for the preparation of the financial statements in accordance with the requirements of Swiss law and the company’s articles of incorporation. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error. The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with Swiss law and Swiss Auditing Standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control system.  An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion In our opinion, the financial statements for the year ended December 31, 2020 comply with Swiss law and the company’s articles of incorporation.

Report on key audit matters based on the circular 1/2015 of the Federal Audit Oversight Authority

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period.  These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.  For each matter below, our description of how our audit addressed the matter is provided in that context.

We have fulfilled the responsibilities described in the Auditor’s responsibility section of our report, including in relation to these matters. Accordingly, our audit included the performance of procedures designed to respond to our assessment of the risks of material misstatement of the financial statements. The results of our audit procedures, including the procedures performed to address the matters below, provide the basis for our audit opinion on the financial statements.

Impairment assessment of investments in subsidiaries
Area of emphasis

Transocean Ltd. evaluates its investments in subsidiaries for impairment annually and records an impairment loss when the carrying amount of such assets exceeds the recoverable amount. The assessment of the existence of any indicators of impairment of the carrying amount of investments in subsidiaries is judgmental. In the event that indicators of impairment are identified, the assessment of the recoverable amounts is also judgmental and requires estimation and the use of subjective assumptions.

Transocean Ltd. measures the recoverable amount of its investments in subsidiaries by applying a variety of valuation methods, incorporating a combination of income and market approaches and using projected discounted cash flows.

The primary risks are identifying impairment indicators, inaccurate models being used for the impairment assessment, and that the assumptions to support the value of the investments are inappropriate. The principal consideration for our determination that the impairment assessment of investments in subsidiaries is a key audit matter is the subjectivity in the assessment of the recoverable amounts which requires estimation and the use of subjective assumptions.

See Note 3 to these financial statements for Transocean Ltd.’s disclosures related to investment in subsidiaries.

Our audit response

Our audit procedures related to the key audit matter of the impairment assessment of investments in subsidiaries included the following procedures:

We performed inquiries of management about the current market conditions supporting the evaluation of potential impairment indicators, tested the key assumptions used, and performed procedures on Transocean Ltd.’s prospective financial information.

We involved valuation specialists to assist in the evaluation of management’s valuation models and impairment analyses, specifically in testing key assumptions and prospective financial information.

We performed procedures to assess the valuation models for evidence of management bias considering contrary evidence from third party analyst reports and press releases.

Our audit procedures did not lead to any reservations regarding the impairment assessment of investments in subsidiaries.

Report on other legal requirements

We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 CO and article 11 AOA) and that there are no circumstances incompatible with our independence.

In accordance with article 728a para. 1 item 3 CO and Swiss Auditing Standard 890, we confirm that an internal control system exists, which has been designed for the preparation of financial statements according to the instructions of the Board of Directors.

We recommend that the financial statements submitted to you be approved.

Furthermore, we draw attention to the fact that half of the share capital and legal reserves is no longer covered (article 725 paragraph 1 CO).

Ernst & Young Ltd

/s/ Reto Hofer	/s/ Ralph Petermann
Licensed audit expert	Certified public accountant
(Auditor in charge)

TRANSOCEAN LTD.

STATEMENTS OF OPERATIONS

(In thousands)

	Years ended December 31,
	2020		2019
Income
Guarantee fee income	chf	1,411	chf	1,450
Financial income		2		86
Dividend income		147,653		—
Total income		149,066		1,536

Costs and expenses
General and administrative		14,380		13,193
Depreciation		—		2
Gain on disposal of assets		—		(6)
(Gain) loss on currency exchange		861		(560)
Financial expense		33,275		42,698
Total costs and expenses		48,516		55,327

Loss on impairment		(3,940,489)		(1,325,013)
Direct taxes		(270)		191

Net loss for the year	chf	(3,840,209)	chf	(1,378,613)

See accompanying notes.

TRANSOCEAN LTD.

BALANCE SHEETS

(In thousands)

	December 31,
	2020		2019
Assets
Cash	chf	1,071	chf	2,107
Receivables from subsidiaries		17,590		6,026
Other current assets		3,670		1,090
Total current assets		22,331		9,223

Investment in subsidiaries		4,473,374		8,413,863

Property and equipment		1,092		1,193
Less accumulated depreciation		1,092		1,193
Property and equipment, net		—		—

Other non-current assets		862		1,000
Total non-current assets		4,474,236		8,414,863
Total assets	chf	4,496,567	chf	8,424,086

Liabilities and shareholders’ equity
Accounts payable to subsidiaries	chf	2,363	chf	—
Interest payable to subsidiaries		41,482		12,670
Other current liabilities		1,247		221
Total current liabilities		45,092		12,891

Long-term interest bearing notes payable to subsidiary		1,763,798		2,060,923
Long-term lease liabilities		511		590
Deferred gains on foreign exchange translation		204,801		29,294
Total non-current liabilities		1,969,110		2,090,807

Share capital		63,967		61,797
Statutory capital reserves from capital contribution		11,953,457		11,953,444
Statutory capital reserves from capital contribution for shares held by subsidiaries		79,976		79,973
Free capital reserves from capital contribution		1,500,000		1,500,000
Accumulated loss
Accumulated loss brought forward from previous years		(7,274,826)		(5,896,213)
Net loss for the year		(3,840,209)		(1,378,613)
Total shareholders’ equity		2,482,365		6,320,388
Total liabilities and shareholders’ equity	chf	4,496,567	chf	8,424,086

See accompanying notes.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS

Note 1—General

Transocean Ltd. (the “Company”, “we”, “us”, or “our”) is the parent company of Transocean Inc., Transocean Management Services GmbH., and Transocean Quantum Holdings Limited, our direct wholly owned subsidiaries.  Transocean Ltd. is registered with the commercial register in the canton of Zug, and its shares are listed on the New York Stock Exchange.  At December 31, 2020 and 2019, we had fewer than 10 full-time employees.

Note 2—Significant Accounting Policies

Presentation—We have prepared our unconsolidated statutory financial statements in accordance with the accounting principles as set out in Art. 957 to Art. 963b, of the Swiss Code of Obligations (the “CO”).  Since we have prepared our consolidated financial statements in accordance with U.S. generally accepted accounting standards, a recognized accounting standard, we have, in accordance with the CO, elected to forego presenting the statement of cash flows, the additional disclosures and the management report otherwise required by the CO.  Our financial statements may be influenced by the creation and release of excess reserves.

Currency—We maintain our accounting records in U.S. dollars and translate them into Swiss francs for statutory reporting purposes.  We translate into Swiss francs our assets and liabilities that are denominated in non-Swiss currencies using the year-end currency exchange rates, except prior-year transactions for our investments in subsidiaries and our shareholders’ equity, which are translated at historical exchange rates.  We translate into Swiss francs our income statement transactions that are denominated in non-Swiss currencies using the average currency exchange rates for the year.

Our principal exchange rates were as follows:

	Average exchange rates for the years ended December 31,		Exchange rates at December 31,
	2020	2019	2020	2019
CHF / USD	0.95	0.99	0.89	0.97
CHF / GBP	1.21	1.27	1.21	1.28
CHF / EUR	1.07	1.12	1.08	1.09

We recognize realized currency exchange and translation gains and losses arising from business transactions and net unrealized currency exchange and translation losses in current period earnings.  We defer net unrealized currency exchange and translation gains.

Cash—We hold cash balances, denominated in Swiss francs and U.S. dollars, which include cash deposited in demand bank accounts, money market investment accounts and other liquid investments and interest earned on such cash balances.

Current assets and liabilities—We record current assets at historical cost less adjustments for impairment of value and current liabilities at historical cost.

Investments in subsidiaries—We record our investments in subsidiaries at acquisition cost less adjustments for impairment of value.  We evaluate our investments in subsidiaries for impairment annually and record an impairment loss when the carrying amount of such assets exceeds the fair value.  We estimate fair value of our investments using a variety of valuation methods, including the income and market approaches.  Our estimates of fair value represent a price that would be received to sell the asset in an orderly transaction between market participants in the principal market for the asset.

Own shares—We recognize own shares at acquisition cost, which we present as a deduction from shareholders’ equity at the time of acquisition.  For own shares held by subsidiaries, we build a reserve for shares in equity at the respective acquisition costs.

Related parties—In the meaning of the CO, we consider related parties to be only shareholders, direct and indirect subsidiaries, and the board of directors.

Note 3—Investment in Subsidiaries

Direct Investments—Our direct investments in subsidiaries were as follows (in thousands, except percentages):

Company name	Purpose	Domicile	Ownership and voting interest	Share capital		Carrying amount as of December 31,
						2020		2019
Transocean Inc.	Holding	Cayman Islands	100%	usd	3,192	chf	4,473,266	chf	8,413,755
Transocean Management Services GmbH	Management and administration	Switzerland	90%	chf	20	chf	108	chf	108
Transocean Quantum Holdings Limited	Holding	Cayman Islands	100%	usd	—	chf	—	chf	—

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

On July 16, 2020, we contributed USD 1 to Transocean Quantum Holdings Limited (TQHL), a Cayman Islands company limited by shares, formed to own and hold other entities.

Impairments—In the years ended December 31, 2020 and 2019, as a result of our annual impairment test, we determined that the carrying amounts of our investments in subsidiaries were impaired, and, as a result, we recognized an aggregate loss of CHF 3.9 billion and CHF 1.3 billion, respectively, associated with the impairment of our investment in Transocean Inc.

Principal indirect investments—Our principal indirect investments in subsidiaries were as follows:

December 31, 2020			December 31, 2019
Company name	Domicile	Ownership and voting interest	Company name	Domicile	Ownership and voting interest
Deepwater Pacific 1 Inc.	British Virgin Islands	100%	Deepwater Pacific 1 Inc.	British Virgin Islands	100%
Global Marine Inc.	United States	100%	Global Marine Inc.	United States	100%
GSF Leasing Services GmbH	Switzerland	100%	GSF Leasing Services GmbH	Switzerland	100%
			Sedco Forex Holdings Limited	Cayman Islands	100%
Sedco Forex International Inc.	Cayman Islands	100%	Sedco Forex International Inc.	Cayman Islands	100%
Transocean Asset Holdings 1 Limited	Cayman Islands	100%	Transocean Asset Holdings 1 Limited	Cayman Islands	100%
Transocean Asset Holdings 2 Limited	Cayman Islands	100%	Transocean Asset Holdings 2 Limited	Cayman Islands	100%
Transocean Asset Holdings 3 Limited	Cayman Islands	100%	Transocean Asset Holdings 3 Limited	Cayman Islands	100%
Transocean Conqueror Limited	Cayman Islands	100%	Transocean Conqueror Limited	Cayman Islands	100%
Transocean Deepwater Drilling Services Limited	Cayman Islands	100%	Transocean Deepwater Drilling Services Limited	Cayman Islands	100%
Transocean Drilling Offshore S.a.r.l	Luxembourg	100%	Transocean Drilling Offshore S.a.r.l	Luxembourg	100%
Transocean Drilling U.K. Limited	Scotland	100%	Transocean Drilling U.K. Limited	Scotland	100%
Transocean Entities Holdings GmbH	Switzerland	100%	Transocean Entities Holdings GmbH	Switzerland	100%
Transocean Financing GmbH	Switzerland	100%	Transocean Financing GmbH	Switzerland	100%
Transocean Guardian Limited	Cayman Islands	100%	Transocean Guardian Limited	Cayman Islands	100%
Transocean Holdings 1 Limited	Cayman Islands	100%	Transocean Holdings 1 Limited	Cayman Islands	100%
Transocean Holdings 2 Limited	Cayman Islands	100%	Transocean Holdings 2 Limited	Cayman Islands	100%
Transocean Holdings 3 Limited	Cayman Islands	100%	Transocean Holdings 3 Limited	Cayman Islands	100%
Transocean Hungary Holdings LLC	Hungary	100%	Transocean Hungary Holdings LLC	Hungary	100%
			Transocean Norway Drilling AS	Norway	100%
			Transocean Oceanus Holdings Limited	Cayman Islands	100%
Transocean Offshore Deepwater Drilling Inc.	United States	100%	Transocean Offshore Deepwater Drilling Inc.	United States	100%
Transocean Offshore Deepwater Holdings Limited	Cayman Islands	100%	Transocean Offshore Deepwater Holdings Limited	Cayman Islands	100%
Transocean Offshore Holdings Limited	Cayman Islands	100%	Transocean Offshore Holdings Limited	Cayman Islands	100%
Transocean Offshore International Ventures Limited	Cayman Islands	100%	Transocean Offshore International Ventures Limited	Cayman Islands	100%
			Transocean Partners Holdings Limited	Cayman Islands	100%
Transocean Phoenix 2 Limited	Cayman Islands	100%	Transocean Phoenix 2 Limited	Cayman Islands	100%
Transocean Pontus Limited	Cayman Islands	100%	Transocean Pontus Limited	Cayman Islands	100%
Transocean Poseidon Limited	Cayman Islands	100%	Transocean Poseidon Limited	Cayman Islands	100%
Transocean Proteus Limited	Cayman Islands	100%	Transocean Proteus Limited	Cayman Islands	100%
Transocean Quantum Management Limited	Cayman Islands	100%
Transocean Sentry Limited	Cayman Islands	100%	Transocean Sentry Limited	Cayman Islands	100%
Transocean Sub Asset Holdings 1 Limited	Cayman Islands	100%
Transocean Sub Asset Holdings 2 Limited	Cayman Islands	100%
Transocean Sub Asset Holdings 3 Limited	Cayman Islands	100%
Transocean Worldwide Inc.	Cayman Islands	100%	Transocean Worldwide Inc.	Cayman Islands	100%
Triton Asset Leasing GmbH	Switzerland	100%	Triton Asset Leasing GmbH	Switzerland	100%
Triton Hungary Investments 1 LLC	Hungary	100%	Triton Hungary Investments 1 LLC	Hungary	100%
Triton Nautilus Asset Leasing GmbH	Switzerland	100%	Triton Nautilus Asset Leasing GmbH	Switzerland	100%
Triton Voyager Asset Leasing GmbH	Switzerland	100%

In the year ended December 31, 2020, we formed Transocean Sub Asset Holdings 1 Limited, Transocean Sub Asset Holdings 2 Limited and Transocean Sub Asset Holdings 3 Limited to own and hold other entities.  Additionally, we formed Transocean Quantum Management Limited to manage the operations of certain of our drilling rigs.  We also declared Triton Voyager Asset Leasing GmbH a principal indirect investment, as it acquired certain of our drilling rigs in the year ended December 31, 2020.  In the year ended December 31, 2020, we also removed from the schedule of principal indirect investments certain entities that were liquidated or merged into other subsidiaries within our organization.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 4—Shareholders’ Equity

Overview—Changes in our shareholder’s equity were as follows (in thousands):

	Share capital			Statutory capital reserves				Free reserves
	Shares	Amount		from capital contribution		from capital contribution for shares held by subsidiaries (a)		Free capital reserves from capital contribution		Accumulated loss		Own shares against capital reserve from capital contribution		Total shareholders’ equity
Balance at December 31, 2018	610,582	chf	61,058	chf	11,903,340	chf	72,995	chf	1,500,000	chf	(5,896,213)	chf	—	chf	7,641,180
Share issuance to Transocean Inc.	7,389		739		57,082		—		—		—		—		57,821
Own share transactions	—		—		(6,978)		6,978		—		—		—		—
Net loss for the year	—		—		—		—		—		(1,378,613)		—		(1,378,613)
Balance at December 31, 2019	617,971		61,797		11,953,444		79,973		1,500,000		(7,274,826)		—		6,320,388
Share issuance to Transocean Inc.	21,703		2,170		—		—		—		—		—		2,170
Share issuance for debt conversions	2		—		16		—		—		—		—		16
Own share transactions	—		—		(3)		3		—		—		—		—
Net loss for the year	—		—		—		—		—		(3,840,209)		—		(3,840,209)
Balance at December 31, 2020	639,676	chf	63,967	chf	11,953,457	chf	79,976	chf	1,500,000	chf	(11,115,035)	chf	—	chf	2,482,365

a)	The statutory capital reserve from capital contribution for shares held by subsidiaries represents the aggregate cost of own shares held indirectly by Transocean Ltd. through Transocean Inc. During the years ended December 31, 2020 and 2019, Transocean Inc. withheld 1,784 and 864,716 own shares, respectively, through a broker arrangement in satisfaction of withholding taxes due by our employees upon the vesting of equity awards granted under our Long-Term Incentive Plan. See Note 5—Own Shares.

Authorized share capital—In May 2020, our board of directors approved the issuance of 21.7 million of our shares, par value CHF 0.10 each, out of authorized share capital at an issue price of USD 0.10 each, and an aggregate value of USD 2 million, equivalent to CHF 2 million.  We issued the shares to Transocean Inc. to be held to satisfy obligations under our share-based compensation plans.  At December 31, 2020, the board of directors’ remaining authority to issue shares out of authorized share capital based on shareholder approval dated May 7, 2020, is limited to a maximum of 184.9 million shares.  Our board of directors is authorized to withdraw or limit the subscription rights of shareholders under certain circumstances with respect to a maximum of 61.7 million shares and to allot them to individual shareholders or other parties.

In May 2019, our board of directors approved the issuance of 6.0 million of our shares, par value CHF 0.10 each, out of authorized share capital at an issue price of USD 7.59 each, equivalent to CHF 7.68 each, and an aggregate value of USD 46 million, equivalent to CHF 46 million.  We issued the shares to Transocean Inc. to be held to satisfy obligations under our share-based compensation plans.  At December 31, 2019, the board of directors’ remaining authority to issue shares out of authorized share capital is limited to a maximum of 21.7 million shares.

Conditional share capital—Our articles of association provide for a conditional share capital that permits us to issue up to 142.4 million additional shares, under the following circumstances, without obtaining additional shareholder approval:

(1)	through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations convertible into or exercisable or exchangeable for our shares or the shares of one of our group companies or any of their respective predecessors; or
(2)	in connection with the issuance of shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations that are convertible into, exercisable for or exchangeable for our registered shares, our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders under certain circumstances.  In connection with the issuance of shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us, the preemptive rights and the advance subscription rights of shareholders are excluded.  In the year ended December 31, 2020, we issued 1,751 shares out of conditional share capital to holders that exercised their options to convert the 0.50% exchangeable senior bonds due 2023 into our shares.

In March 2019, we and Transocean Inc. entered into an option agreement, pursuant to which we granted Transocean Inc. the right to acquire 12.0 million shares from us to satisfy obligations under our share-based compensation plans.  On March 7, 2019, Transocean Inc. partially exercised its right under the option agreement and paid to us USD 12 million, equivalent to CHF 12 million, and we issued to Transocean Inc. 1.4 million of our shares out of conditional share capital.  At December 31, 2020 and 2019, the board of directors’ remaining authority to issue shares out of conditional share capital is limited to a maximum of 142.4 million shares.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Qualified capital loss—As of December 31, 2020, our balance sheet presents a qualified loss since our net assets cover less than 50 percent of our statutory share capital and statutory capital reserves.  Under Swiss law, if assets cover less than 50 percent of our statutory share capital and statutory capital reserves, the board of directors must propose measures to address such a capital loss.  The board of directors proposes to the shareholders at our 2021 annual general meeting that CHF 8.0 billion of statutory capital reserves from capital contribution be released and allocated to free capital reserves from capital contribution, thereby reducing the statutory capital reserves from capital contribution, which, unlike free capital reserves, are part of the equity capital against which excess coverage is measured.  If our shareholders approve the proposal, the qualified capital loss will be considered remediated.

Note 5—Own Shares

Overview—The following is a summary of changes in the registered shares held by Transocean Inc. to satisfy obligations under our share-based compensation plans (in thousands, except percentages):

	Own shares	Total shares issued	Percentage of shares issued
Balance at December 31, 2018	923	610,582	0.15%
Transfers under share-based compensation plans	(2,245)
Issuance of shares to Transocean Inc.	7,389
Balance at December 31, 2019	6,067	617,971	0.98%
Transfers under share-based compensation plans	(3,267)
Issuance of shares to Transocean Inc.	21,703
Balance at December 31, 2020	24,503	639,676	3.83%

Shares held by subsidiaries—Transocean Inc. holds our shares to satisfy our obligations to deliver shares in connection with awards granted under our incentive plans or other rights to acquire our shares.  In the years ended December 31, 2020 and 2019, we transferred 3.3 million and 2.2 million shares, respectively, at historical cost, from the own shares held by Transocean Inc. to satisfy obligations under our share-based compensation plans.  In the years ended December 31, 2020 and 2019, we received cash proceeds of less than CHF 1 million and CHF 7 million, respectively, for own shares transferred in exchange for equity awards exercised or withheld for taxes under our share-based compensation plans.  At December 31, 2020 and 2019, Transocean Inc. held 24.5 million and 6.1 million of our shares, respectively.

Share repurchase program—In May 2009, at our annual general meeting, our shareholders approved and authorized our board of directors, at its discretion, to repurchase an amount of our shares for cancellation with an aggregate purchase price of up to CHF 3.5 billion. At December 31, 2020, the authorization remaining under the share repurchase program was for the repurchase of our outstanding shares for an aggregate cost of up to CHF 3.2 billion.  The share repurchase program may be suspended or discontinued by our board of directors or company management, as applicable, at any time.

Note 6—Share Ownership

Significant shareholders—Certain significant shareholders have reported to us that they held, directly or through their affiliates, the following beneficial interests in excess of 5 percent of our issued share capital (in thousands, except percentages):

December 31, 2020			December 31, 2019
Name	Number of shares	Percentage of issued share capital	Name	Number of shares	Percentage of issued share capital
The Vanguard Group	55,619	9.04%	BlackRock, Inc.	55,848	9.13%
PRIMECAP Management Company	48,543	7.89%	The Vanguard Group	53,335	8.72%
BlackRock, Inc	43,406	7.04%	PRIMECAP Management Company	50,622	8.27%
Frederik W. Mohn / Perestroika AS	33,237	5.40%	Frederik W. Mohn / Perestroika AS	33,163	5.42%

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Shares held by members of our board of directors—The members of our board of directors held shares, including shares held privately, as follows:

	December 31, 2020		December 31, 2019
Name	Vested shares and unvested share units	Stock options and conversion rights	Vested shares and unvested share units	Stock options and conversion rights
Chadwick C. Deaton	311,991	—	148,420	—
Glyn A. Barker	200,521	—	109,611	—
Vanessa C.L. Chang	351,244	—	129,581	—
Frederico F. Curado	200,521	—	102,339	—
Diane de Saint Victor	98,182	—	—	—
Tan Ek Kia	210,031	—	111,849	—
Vincent J. Intrieri	215,761	—	107,579	—
Samuel J. Merksamer	206,497	—	108,315	—
Frederick W. Mohn (a)	33,236,859	34,619,801	33,162,879	34,619,736
Edward R. Muller	231,687	—	127,465	—
Jeremy D. Thigpen	3,617,211	1,212,621	1,847,934	1,212,621
Total	38,880,505	35,832,357	35,955,972	35,832,357

a)	Mr. Mohn and his affiliates hold conversion rights associated with the Exchangeable Bonds.

Shares held by members of our executive management team—Our executive management team consists of the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and the Executive Vice President and Chief Operations Officer.  The members of our executive management team held shares, including shares held privately, and conditional rights to receive shares under our share-based compensation plans as follows:

	December 31, 2020					December 31, 2019
Name	Number of shares held	Number of granted share units vesting in 2021	Number of granted share units vesting in 2022	Number of granted share units vesting in 2023	Total shares and share units	Number of shares held	Number of granted share units vesting in 2020	Number of granted share units vesting in 2021	Number of granted share units vesting in 2022	Total shares and share units
Jeremy D. Thigpen	886,710	810,284	1,249,023	363,637	3,309,654	679,983	466,860	446,648	67,205	1,660,696
Mark L. Mey	411,772	312,539	481,766	140,259	1,346,336	326,877	181,816	172,279	25,922	706,894
Keelan I. Adamson	176,911	220,364	371,827	109,091	878,193	133,255	94,651	111,273	17,281	356,460
John B. Stobart (a)	—	—	—	—	—	—	59,318	—	—	59,318
Total	1,475,393	1,343,187	2,102,616	612,987	5,534,183	1,140,115	802,645	730,200	110,408	2,783,368

a)	Effective June 1, 2018, Mr. Stobart was no longer designated as a member of the executive management team. On July 1, 2019, on his date of termination, a prorated portion of restricted share units were released. On December 31, 2020, a prorated portion of his 2018 performance share units vested based on actual performance and will be released in early 2021.

The number of granted share units vesting in future years represents the vesting of previously granted service awards and performance awards in the form of share units.  Total shares exclude vested but unissued shares for share units granted from 2018 to 2020, which are expected to be issued in the first quarter of 2021.

Stock options held by members of the executive management team—The members of our executive management team held vested and unvested stock options as follows:

	December 31, 2020					December 31, 2019
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2021	Number of granted stock options vesting in 2022	Number of granted stock options vesting in 2023	Total vested and unvested stock options	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2020	Number of granted stock options vesting in 2021	Number of granted stock options vesting in 2022	Total vested and unvested stock options
Jeremy D. Thigpen	814,906	253,682	144,033	—	1,212,621	488,684	326,222	253,682	144,033	1,212,621
Mark L. Mey	332,191	97,850	55,556	—	485,597	203,006	129,185	97,850	55,556	485,597
Keelan I. Adamson	197,506	58,027	37,037	—	292,570	123,926	73,580	58,027	37,037	292,570
John B. Stobart (a)	—	—	—	—	—	203,841	—	—	—	203,841
Total	1,344,603	409,559	236,626	—	1,990,788	1,019,457	528,987	409,559	236,626	2,194,629

a)	Effective June 1, 2018, Mr. Stobart was no longer designated as a member of the executive management team. On July 1, 2019, on the date of termination, his unvested options were forfeited. On August 29, 2019, his vested options granted in 2013 were forfeited in accordance with the terms and conditions of the award. On June 29, 2020, the remaining vested options were forfeited in accordance with the terms and conditions of the awards.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Shares granted—We granted the following service awards and performance awards to members of our board, members of our executive management team and employees:

	December 31, 2020			December 31, 2019
Name	Number of share units granted	Value of share units		Number of share units granted	Value of share units
Board members	1,012,209	chf	1,331,979	250,004	chf	1,897,230
Executive management team	3,218,182		4,774,105	2,143,354		15,446,372
Employees	23,458		30,869	16,558		137,513
Total	4,253,849	chf	6,136,953	2,409,916	chf	17,481,115

Note 7—Guarantees, Contingencies and Commitments

Transocean Inc. and certain indirect subsidiaries’ debt obligations—Transocean Inc., Transocean Guardian Limited, Transocean Phoenix 2 Limited, Transocean Pontus Limited, Transocean Poseidon Limited, Transocean Proteus Limited and Transocean Sentry Limited have each issued certain debt securities or entered into other credit arrangements, including notes, bank credit agreements, debentures, surety bonds and letters of credit.  We agreed to guarantee certain of these debt securities or other credit arrangements in exchange for a guarantee fee from our subsidiaries.  With certain exceptions under the indentures of the debt securities issued by our subsidiaries, we are not subject to significant restrictions on our ability to obtain funds from our consolidated subsidiaries by dividends, loans or return of capital distributions.  At December 31, 2020 and 2019, the aggregate carrying amount of debt that we have guaranteed was USD 7.4 billion and USD 8.8 billion, respectively, equivalent to approximately CHF 6.6 billion and CHF 8.5 billion, respectively.  In the years ended December 31, 2020 and 2019, we recognized guarantee fee income of CHF 1 million.

Transocean Management Services GmbH office lease obligation—On June 26, 2018, Transocean Management Services GmbH assumed responsibility for a lease obligation, originally entered into by its predecessor, Transocean Management Ltd., for its former principal offices in Vernier, Switzerland.  Under an uncommitted line of credit, Transocean Ltd. issued a surety bond in the full amount of the lease obligation.  At December 31, 2019, our guarantee for the lease obligation was less than USD 1 million.  On March 05, 2020, our guarantee for the lease obligation was cancelled.

Surety bond performance obligations—On August 18, 2020, we provided a guarantee in favor of our subsidiaries issuing or reinsuring or procuring the issue or reinsurance of surety bonds in Brazil.

Swiss group value added tax obligations—We are one of a group of Swiss entities that are jointly and severally liable for the entire Swiss value added tax amount due to the Swiss tax authorities by this group.

Note 8—Related Party Transactions

Credit agreements—On June 1, 2011, we and Transocean Inc., as the borrower and lender, respectively, entered into a credit agreement establishing a USD 2.0 billion revolving credit facility.  Under the terms of the agreement, as amended, interest is incurred on outstanding borrowings at a variable rate based on the Swiss Safe Harbor Rate and payable at maturity.  At December 31, 2020 and 2019, we had borrowings of USD 92 million and USD 67 million, respectively, equivalent to approximately CHF 81 million and CHF 65 million, respectively, outstanding under the revolving credit facility at a rate of 2.25 percent.

On November 30, 2018, we and Transocean Inc., as the borrower and lender, respectively, entered into a credit agreement establishing a USD 1.2 billion revolving credit facility, which is scheduled to expire on December 5, 2024.  Under the terms of the agreement, as amended, interest is incurred on outstanding borrowings at a variable rate based on the Swiss Safe Harbor Rate and payable at maturity.  At December 31, 2020 and 2019, we had borrowings of USD 1.2 billion, equivalent to CHF 1.1 billion, outstanding under the credit facility at an interest rate of 2.25 percent.

Exchangeable notes—On August 14, 2020, we issued to Transocean Inc. USD 238 million aggregate principal amount of an exchangeable loan note (the “2.5% note”) with interest payable semiannually at a rate of 2.5 percent per annum in a non-cash exchanges for USD 397 million aggregate principal amount of the 0.5 percent loan note.  The 2.5% note may be converted at any time prior to the maturity date at an exchange rate of 162.1626 shares per USD 1,000 note, which implies a conversion price of USD 6.17 per share, subject to adjustment upon the occurrence of certain events.  Transocean Inc. may require us to repurchase all or a portion of the 2.5% note upon the occurrence of certain events.  At December 31, 2020, the outstanding principal amount of the 2.5% note was USD 238 million, equivalent to approximately CHF 210 million.

In the year ended December 31, 2018, we issued to Transocean Inc. USD 863 million aggregate principal amount of an exchangeable loan note, as amended (the “0.5% note”), with interest payable at maturity at a rate of 0.50 percent per annum.  The 0.5% note may be converted at any time prior to the maturity date at an exchange rate of 97.29756 shares per USD 1,000 note, which implies a conversion price of USD 10.28 per share, subject to adjustment upon the occurrence of certain events.  Transocean Inc. may require us to

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

repurchase all or a portion of the 0.5% note upon the occurrence of certain events.  In the year ended December 31, 2020, Transocean Inc. made a distribution for USD 162 million, equivalent to approximately CHF 148 million, in satisfaction of amounts due under the 0.5% note.  At December 31, 2020 and 2019, the outstanding principal amount of the 0.5% note was USD 463 million and USD 863 million, respectively, equivalent to approximately CHF 409 million and CHF 835 million, respectively.

General and administrative services—Our subsidiaries perform on our behalf certain general and administrative services, including executive administration, procurement and payables, treasury and cash management, personnel and payroll, accounting and other administrative functions.  In the years ended December 31, 2020 and 2019, we recognized such costs of less than CHF 1 million, recorded in general and administrative costs and expenses.

Note 9—Subsequent Event

Private exchanges—On February 26, 2021, we completed privately negotiated transactions in which Transocean Inc. exchanged $323 million aggregate principal amount of outstanding Exchangeable Senior Bonds for $294 million aggregate principal amount of new 4.0% Senior Guaranteed Exchangeable Bonds due 2025 (the “New Senior Guaranteed Exchangeable Bonds”) and an aggregate cash payment of $11 million.  The New Senior Guaranteed Exchangeable Bonds are guaranteed by us and the same subsidiaries of Transocean Inc. that guarantee the Senior Guaranteed Exchangeable Bonds and 11.50% Senior Guaranteed Notes.  In addition, the New Senior Guaranteed Exchangeable Bonds will have an initial exchange rate of 190.4762 our shares per $1,000 note, which implies a conversion price of $5.25 per share, subject to adjustment upon the occurrence of certain events.